Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187470

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
SUPPLEMENT NO. 8 DATED APRIL 1, 2014
TO THE PROSPECTUS DATED SEPTEMBER 17, 2013
This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated September 17, 2013, Supplement No. 1 dated October 29, 2013, Supplement No. 2 dated November 15, 2013, Supplement No. 3 dated January 13, 2014, Supplement No. 4 dated February 3, 2014, Supplement No. 5 dated February 13, 2014, Supplement No. 6 dated February 24, 2014 and Supplement No. 7 dated March 3, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;
(2)	updates to our suitability standards;
(3)	a recent real property investment;
(4)
a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section substantially the same as that which was included in our Annual Report on Form 10-K filed on March 28, 2014;

(5)	updates to our valuation policy;
(6)
the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively; and

(7)	updated financial information regarding Cole Office & Industrial REIT (CCIT II), Inc.
OPERATING INFORMATION
Status of Our Public Offering
The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the U.S. Securities and Exchange Commission on September 17, 2013. Of these shares, we are offering 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. During the month of March 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 487,000 shares of our common stock in the offering (including shares issued pursuant to the distribution reinvestment plan), resulting in gross proceeds to us of approximately $4.8 million. As of March 31, 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 868,000 shares of our common stock in the offering (including shares issued pursuant to the distribution reinvestment plan), resulting in gross proceeds to us of approximately $8.4 million. We have special escrow provisions for residents of Pennsylvania and Washington which have not been satisfied as of March 31, 2014 and, therefore, we have not accepted subscriptions from residents of Pennsylvania and Washington.
We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

PROSPECTUS UPDATES
Suitability Standards
The following information supersedes and replaces the fifth and ninth bullet points under the third paragraph of the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus.
Kentucky, Michigan and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.
North Dakota, Oregon and Pennsylvania — Investors must have a net worth of at least 10 times their investment in us.
Recent Real Property Investment
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus and the “Investment Objectives and Policies — Real Property Investments” section contained in Supplement No. 3 to the prospectus.
As of March 31, 2014, we, through our separate wholly-owned limited partnership, owned one property located in California, consisting of approximately 84,000 gross rentable square feet of corporate office space. The property was acquired through the use of proceeds from our initial public offering and proceeds from our revolving credit facility and related-party line of credit. We did not acquire any properties between March 1, 2014 through March 31, 2014.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 113 of the prospectus, as amended to date, and provides information which is substantially the same as that which was included in our Annual Report on Form 10-K for the year ended December 31, 2013. Unless otherwise defined in this supplement, capitalized terms in this section of this prospectus supplement are defined in such Annual Report.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto, included elsewhere in this prospectus supplement.
Overview
Cole Office & Industrial REIT (CCIT II), Inc. (the Company, we, our or us) was formed on February 26, 2013 to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term net leases and are strategically located throughout the United States. As of December 31, 2013, we had not commenced any significant operations. We have no paid employees and are externally advised and managed by Cole Corporate Income Advisors II, LLC, a Delaware limited liability company (CCI II Advisors). We intend to qualify and make an election to be taxed as a real estate investment trust (REIT) for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), beginning with the taxable year ending December 31, 2014. On September 17, 2013, pursuant to a registration statement on Form S-11 filed with the SEC under the Securities Act (Registration No. 333-187470), we commenced our initial public offering on a “best efforts” basis of up to a maximum of 250.0 million shares of our common stock at a price of $10.00 per share, and up to 50.0 million additional shares pursuant to a distribution reinvestment plan (the DRIP) under which our stockholders may elect to have distributions reinvested in additional shares at a price of $9.50 per share (the Offering).
On February 7, 2014, American Realty Capital Properties, Inc. (ARCP) acquired Cole Real Estate Investments, Inc. (Cole, formerly known as Cole Credit Property Trust III, Inc.), pursuant to a transaction whereby Cole merged with and into Clark Acquisition, LLC, a wholly owned subsidiary of ARCP (Merger Sub), with Merger Sub surviving as a wholly owned subsidiary of ARCP (the ARCP Merger). ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. As a result of the ARCP Merger, ARCP indirectly owns and/or controls our external advisor, CCI II Advisors, our dealer manager, Cole Capital Corporation (CCC), our property manager, CREI Advisors, LLC (CREI Advisors), and our sponsor, Cole Capital™.

On January 10, 2014, CREInvestments, LLC, (CREI), a wholly-owned subsidiary of Cole, deposited $2.5 million for the purchase of shares of common stock in the Offering into escrow. As a result, we satisfied the conditions of our escrow agreement and on January 13, 2014, we broke escrow and accepted CREI’s subscription for, and issued, approximately 275,000 shares of common stock in the Offering, resulting in gross proceeds of approximately $2.5 million. In addition, we acquired our first property and commenced principal operations. On February 7, 2014, the ownership of all shares owned by CREI was transferred to ARC Properties Operating Partnership, L.P. (ARCP OP). Pursuant to our charter, ARCP OP is prohibited from selling the 20,000 shares of our common stock that represents the initial investment in us for so long as Cole Capital remains our sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 20,000 shares of our common stock to other affiliates of our sponsor, Cole Capital, as discussed in Note 8 to the consolidated financial statements in this prospectus supplement.
Recent Market Conditions
Beginning in late 2007, domestic and international financial markets experienced significant disruptions that severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. Financial conditions affecting commercial real estate have improved and continue to improve, as low treasury rates and increased lending from banks, insurance companies and commercial mortgage backed securities (CMBS) conduits have increased lending activity. Nevertheless, the debt market remains sensitive to the macro environment, such as Federal Reserve policy, market sentiment or regulatory factors affecting the banking and CMBS industries. While we expect that financial conditions will remain favorable, if they were to deteriorate we may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions or refinance any debt at maturity. Additionally, for properties for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. We expect to manage the current mortgage lending environment by considering multiple lending sources, including securitized debt, fixed rate loans, borrowings on a line of credit, short-term variable rate loans, assumed mortgage loans in connection with property acquisitions, interest rate lock or swap agreements, or any combination of the foregoing.
Commercial real estate fundamentals continue to strengthen, as a moderate pace of job creation has supported gains in office absorption, retail sales and warehouse distribution. Although construction activity has increased, it remains near historic lows; as a result, incremental demand growth has helped to reduce vacancy rates and support modest rental growth. Improving fundamentals have resulted in gains in property values; however, in many markets property values, occupancy and rental rates continue to be below those previously experienced before the economic downturn.
Application of Critical Accounting Policies
Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.
The critical accounting policies outlined below have been discussed with members of the audit committee of the board of directors.
Investment in and Valuation of Real Estate Assets
Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets will consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance will be expensed as incurred.

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, will be depreciated or amortized on a straight-line basis. The estimated useful lives of our real estate assets by class will generally be as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term
We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates, or other circumstances. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, we will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value will be determined using a discounted cash flow analysis and recent comparable sales transactions.
When developing estimates of expected future cash flows, we will make certain assumptions regarding future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease a property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of our real estate assets.
When a real estate asset is identified by us as held for sale, we will cease depreciation and amortization of the assets related to the property and estimate the fair value, net of selling costs. If, in management’s opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs.
Allocation of Purchase Price of Real Estate Assets
Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land, buildings, improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition related expenses will be expensed as incurred. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to our management, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by our management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.
The fair values of above market and below market lease values will be recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities, respectively. Above market lease values will be amortized as a reduction to rental income over the remaining terms of the respective leases. Below market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not we will expect a tenant to execute a bargain renewal option, we will evaluate economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, our relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income, which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
We will estimate the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable will initially be recorded at their estimated fair value as of the assumption date, and any difference between such estimated fair value and the mortgage note’s outstanding principal balance will be amortized to interest expense over the term of the respective mortgage note payable.
The determination of the fair values of the real estate assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of our purchase price, which could impact our results of operations.
Revenue Recognition
Upon the acquisition of real estate assets, we expect certain properties will have leases where minimum rental payments increase during the term of the lease. We will record rental income for the full term of each lease on a straight-line basis. When we acquire a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of this calculation. We will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in tenant reimbursement income in the period when such costs are incurred.
Income Taxes
We intend to qualify and will make an election to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code, beginning with our taxable year ending December 31, 2014. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we, among other things, distribute our taxable income to our stockholders and we distribute at least 90% of our annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we or our subsidiaries may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the taxable year ending December 31, 2014, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
Results of Operations
As of December 31, 2013, we had not broken escrow in the Offering or acquired any real estate assets. For the period from February 26, 2013 to December 31, 2013, we incurred a net loss of $99,884 which related to general and administrative expenses consisting of board of directors’ fees, accounting fees and other professional fees. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments. Because we did not commence principal operations until January 13, 2014, comparative financial data is not presented.
Portfolio Information
As of December 31, 2013, we did not own any properties. See Note 8 to our consolidated financial statements in this prospectus supplement for the purchase of a property subsequent to December 31, 2013.

Distributions
Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001643836 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on January 14, 2014 and ending on March 31, 2014. In addition, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on April 1, 2014 and ending on June 30, 2014.
Share Redemptions
Our share redemption program permits our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The share redemption program provides that we will redeem shares of our common stock from requesting stockholders, subject to the terms and conditions of the share redemption program. We will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid. Funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under the DRIP. In addition, we will redeem shares on a quarterly basis, at the rate of approximately 1.25% of the weighted average number of shares outstanding during the trailing 12 month period ending on the last day of the fiscal quarter for which the redemptions are being paid. As of December 31, 2013, our stockholder was not eligible to request the redemption of its shares as it had not held its shares for at least one year and, further, it is prohibited from redeeming the 20,000 shares representing the initial investment in us pursuant to our charter. See discussion in Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - Share Redemption Program” in our Annual Report on Form 10-K.
Liquidity and Capital Resources
General
Our principal demands for funds will be for real estate and real estate-related investments, for the payment of acquisition related costs, operating expenses, distributions and redemptions to stockholders and principal and interest on any current and any future indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flows from operations, and we expect to meet cash needs for acquisitions from the net proceeds of the Offering and from debt financings. The sources of our operating cash flows will primarily be provided by the rental income received from future leased properties. We expect to raise capital through the Offering and to utilize such funds and future proceeds from secured or unsecured financing to complete future property acquisitions.
Short-term Liquidity and Capital Resources
On a short-term basis, our principal demands for funds will be for operating expenses, distributions, and interest and principal on current and any future indebtedness. We expect to meet our short-term liquidity requirements through net cash provided by operations and proceeds from the Offering, as well as secured or unsecured borrowings from banks and other lenders to finance our expected future acquisitions. Operating cash flows are expected to increase as properties are added to our portfolio. We believe that the resources stated above will be sufficient to satisfy our operating requirements for the foreseeable future, and we do not anticipate a need to raise funds from sources other than those described above within the next 12 months.
Assuming a maximum offering and assuming all shares available under the DRIP are sold, we expect that approximately 88.1% of the gross proceeds from the sale of our common stock will be invested in real estate and real estate-related assets, while the remaining approximately 11.9% will be used for working capital and to pay costs of the Offering, including sales commissions, dealer manager fees, organization and offering expenses and fees and expenses of CCI II Advisors in connection with acquiring properties. All organization and offering expenses (excluding selling commissions and the dealer manager fee) are paid for by CCI II Advisors or its affiliates and can be reimbursed by us up to 2.0% of the aggregate gross offering proceeds. A portion of the other organization and offering expenses may be underwriting compensation. As of December 31, 2013, CCI II Advisors had paid organization and offering costs of $1.4 million in connection with the Offering; however, these costs were not included in our financial statements because such costs were not a liability, as we had not received and accepted subscriptions for the minimum subscription proceeds. As we raise proceeds from the Offering, these costs may become payable. We had no notes payables to affiliates as of December 31, 2013.

Long-term Liquidity and Capital Resources
On a long-term basis, our principal demands for funds will be for the acquisition of real estate and real estate-related investments and the payment of tenant improvements, acquisition related expenses, operating expenses, distributions and redemptions to stockholders and interest and principal on any future indebtedness. Generally, we expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured borrowings from banks and other lenders, and net cash flows provided by operations.
We expect that substantially all net cash flows from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid; however, we may use other sources to fund distributions, as necessary, including proceeds from the Offering and/or future borrowings. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower than expected returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash flows from the Offering or debt financings will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt or distributions to our stockholders. We had no debt outstanding as of December 31, 2013.
We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 75% of the cost of our gross assets (or 300% of net assets) as of the date of any borrowing, which is the maximum level of indebtedness permitted under the North American Securities Administrators Association (the NASAA REIT Guidelines); however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless the excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. A majority of our board of directors (including a majority of the independent directors) determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets is justified and in the best interest of us and our stockholders during our initial capital raising stage. Subsequent to December 31, 2013, we obtained borrowings that caused our ratio of debt to total gross real estate assets to exceed the 60% and 75% limitations, which was approved by our independent directors. The independent directors believed such borrowing levels were justified for the following reasons:
•the borrowings enabled us to purchase an initial property and earn rental income more quickly;

•
the property acquisition was likely to increase the net offering proceeds from the Offering by allowing us to show potential investors actual acquisitions, thereby improving our ability to meet our objective of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital; and

•	based on expected equity sales at the time, the high leverage was likely to exceed our charter’s guidelines only for a limited period of time.
Election as a REIT
We intend to qualify and be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2014. To qualify and maintain status as a REIT, we must meet certain requirements relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping. As a REIT, we generally would not be subject to federal income tax on taxable income that we distribute to our stockholders so long as we distribute at least 90% of our annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains).
If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification is lost, unless we are entitled to relief under specific statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. No provision for federal income taxes has been made in our accompanying condensed consolidated unaudited financial statements. We will be subject to certain state and local taxes related to the operations of properties in certain locations.

Inflation
We will be exposed to inflation risk as income from long-term leases will be the primary source of our cash flows from operations. We expect that there will be provisions in many of our tenant leases that will protect us from, and mitigate the risk of, the impact of inflation. These provisions may include rent steps and clauses enabling us to receive payment of additional rent calculated as a percentage of the tenants’ gross sales above pre-determined thresholds. In addition, we expect most of our leases will require the tenant to pay all or a majority of the property’s operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs. However, due to the long-term nature of leases for real property, such leases may not reset frequently enough to adequately offset the effects of inflation.
Commitments and Contingencies
We may be subject to certain commitments and contingencies with regard to certain transactions. Refer to Note 3 to our consolidated financial statements in this prospectus supplement for further explanations.
Related-Party Transactions and Agreements
We have entered into agreements with CCI II Advisors and its affiliates, whereby we will pay certain fees to, or reimburse certain expenses of, CCI II Advisors or its affiliates, such as acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer manager fees and expenses, leasing fees and reimbursement of certain operating costs. See Note 4 to our consolidated financial statements in this prospectus supplement for a discussion of the various related-party transactions, agreements and fees.
Conflicts of Interest
Affiliates of CCI II Advisors act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, ARCP, Cole Credit Property Trust, Inc., Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Corporate Income Trust, Inc. and Cole Real Estate Income Strategy (Daily NAV), Inc., all of which are REITs offered, distributed, and/or managed by affiliates of CCI II Advisors. As such, there are conflicts of interest where CCI II Advisors or its affiliates, while serving in the capacity as sponsor, general partner, officer, director, key personnel and/or advisor for ARCP or another real estate program sponsored by Cole Capital, may be in conflict with us in connection with providing services to other real estate related programs related to property acquisitions, property dispositions, and property management among others. The compensation arrangements between affiliates of CCI II Advisors and ARCP and these other real estate programs sponsored by Cole Capital could influence the advice to us. See Item 1. “Business — Conflicts of Interest” in our Annual Report on Form 10-K.
Subsequent Events
Certain events occurred subsequent to December 31, 2013 through March 28, 2014, the filing date of our Annual Report on Form 10-K. Refer to Note 8 to our consolidated financial statements included elsewhere in this prospectus supplement for further explanation.
Impact of Recent Accounting Pronouncements
There have been no accounting pronouncements issued, but not yet applied by us, that will significantly impact our financial statements.
Off Balance Sheet Arrangements
As of December 31, 2013, we had no material off-balance sheet arrangements that had or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.
Valuation Policy
The following information supersedes and replaces the section of our prospectus captioned “Description of Shares — Valuation Policy” beginning on page 141 of the prospectus.
The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering, unless we are required to do so at an earlier time pursuant to applicable regulatory requirements. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering, unless we are required to do so at an earlier time pursuant to applicable regulatory requirements. However, during such periods prior to the estimation of our per share value, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).
Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:
•    individual or aggregate values of our assets;
•    real estate market fluctuations affecting our assets generally;
•    adverse or beneficial developments with respect to one or more assets in our portfolio;
•    our costs of the offering; or
•    our costs of acquiring assets.
No later than 18 months after the last sale in an offering as set forth above (or such other time as may be required by then-applicable regulatory requirements), we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CCI II Advisors, or if we are no longer advised by CCI II Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within the time period set forth above, at a time to be determined by our board of directors.
Unless otherwise required by applicable regulations, our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. Unless otherwise required by applicable regulations, the estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:
•    net amounts that might be realized in a sale of our assets in an orderly liquidation;
•    net amounts that might be realized in a bulk portfolio sale of our assets;
•    separate valuations of our assets (including any impairments);
•    our going concern value;
•    private real estate market conditions;
•    public real estate market conditions;
•    our business plan and characteristics and factors specific to our portfolio or securities;
•    the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;
•    the prices paid for our securities in other transactions, including secondary market trades; and
•    the relative prices paid for comparable companies listed on a national securities exchange.
Our board of directors will rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. In addition, our board of directors intends to conduct the valuation process in conformity with any then-applicable FINRA and Securities and Exchange Commission rules and regulations governing valuations and standard industry practice. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.
After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per share value of our common stock periodically thereafter.
The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of our common stock on an exchange;
•    any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA rules or other regulatory requirements.
This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.
Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement
The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively.

Updated Financial Information
The prospectus is hereby supplemented with the following financial information, which is excerpted from Part IV – Item 15. “Exhibits, Financial Statement Schedules” in our Annual Report on Form 10-K for the year ended December 31, 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Cole Office & Industrial REIT (CCIT II), Inc.
Phoenix, Arizona
We have audited the accompanying consolidated balance sheet of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries (the “Company”) as of December 31, 2013 and the related consolidated statements of operations, stockholder’s equity, and cash flows for the period from February 26, 2013 (date of inception) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the period from February 26, 2013 (date of inception) to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 27, 2014

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
CONSOLIDATED BALANCE SHEET

December 31, 2013
ASSETS
Cash	$137,901
Deferred financing costs	840
Total assets	$138,741
LIABILITIES & STOCKHOLDER’S EQUITY
Accrued expenses	$38,625
Total liabilities	38,625
Commitments and contingencies
STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200
Capital in excess of par value	199,800
Accumulated deficit	(99,884)
Total stockholder’s equity	100,116
Total liabilities and stockholder’s equity	$138,741
The accompanying notes are an integral part of these consolidated financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
CONSOLIDATED STATEMENT OF OPERATIONS

Period from February 26, 2013 (Date of Inception) to December 31, 2013
Expenses:
General and administrative expenses	$99,884
Net loss	$(99,884)
Weighted average number of common shares outstanding:
Basic and diluted	18,576
Net loss per common share:
Basic and diluted	$(5.38)
The accompanying notes are an integral part of these consolidated financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Capital in Excess of Par Value	Accumulated Deficit	Total Stockholder’s Equity
	Number of Shares	Par Value
Balance, February 26, 2013 (Date of Inception)	—	$—	$—	$—	$—
Issuance of common stock to CREInvestments, LLC	20,000	200	199,800	—	200,000
Net loss	—	—	—	(99,884)	(99,884)
Balance, December 31, 2013	20,000	$200	$199,800	$(99,884)	$100,116
The accompanying notes are an integral part of these consolidated financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

Period from February 26, 2013 (Date of Inception) to December 31, 2013
Cash flows from operating activities:
Net loss	$(99,884)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities:
Accrued expenses	38,625
Net cash used in operating activities	(61,259)
Cash flows from financing activities:
Proceeds from issuance of common stock	200,000
Deferred financing costs paid	(840)
Net cash provided by financing activities	199,160
Net increase in cash and cash equivalents	137,901
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$137,901
The accompanying notes are an integral part of these consolidated financial statements.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013
NOTE 1 — ORGANIZATION AND BUSINESS
Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) was formed on February 26, 2013 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of, and owns, directly or indirectly, 100% of the partnership interest in Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership (“CCI II OP”). The Company is externally managed by Cole Corporate Income Advisors II, LLC, a Delaware limited liability company (“CCI II Advisors”), which was, prior to the ARCP Merger (as defined below), indirectly owned by Cole Real Estate Investments, Inc. (NYSE: COLE) (“Cole”, formerly known as Cole Credit Property Trust III, Inc.) as a result of Cole acquiring Cole Holdings Corporation (“CHC”) on April 5, 2013 pursuant to a transaction whereby CHC merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of Cole. On February 7, 2014, American Realty Capital Properties, Inc. (“ARCP”) acquired Cole pursuant to a transaction whereby Cole merged with and into Clark Acquisition, LLC, a wholly owned subsidiary of ARCP (“Merger Sub”), with Merger Sub surviving as a wholly owned subsidiary of ARCP (the “ARCP Merger”). ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. As a result of the ARCP Merger, ARCP indirectly owns and/or controls the Company’s external advisor, CCI II Advisors, the Company’s dealer manager, Cole Capital Corporation (“CCC”), the Company’s property manager, CREI Advisors, LLC (“CREI Advisors”), and the Company’s sponsor, Cole Capital™, as discussed in Note 8.
On September 17, 2013, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333-187470), the Company commenced its initial public offering on a “best efforts” basis of up to a maximum of 250.0 million shares of its common stock at a price of $10.00 per share, and up to 50.0 million additional shares pursuant to a distribution reinvestment plan (the “DRIP”) under which its stockholders may elect to have distributions reinvested in additional shares at a price of $9.50 per share (the “Offering”). The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity office and industrial properties, which are leased to creditworthy tenants under long-term leases, including distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters in strategic locations. The Company expects that most of its properties will be subject to “net” leases, whereby the tenant will be primarily responsible for the property’s cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. As of December 31, 2013, the Company had not acquired any properties.
Pursuant to the terms of the Offering, the Company was required to deposit all subscription proceeds in an escrow account in accordance with the terms of an escrow agreement with UMB Bank, N.A. (the “Escrow Agreement”) until the Company received subscriptions aggregating at least $2.5 million. As of December 31, 2013, the Company had not received any investor subscription proceeds.
Subsequent to December 31, 2013, the Company satisfied certain conditions of the Escrow Agreement and, on January 13, 2014, the Company issued approximately 275,000 shares of common stock to CREI in the Offering, resulting in gross proceeds of $2.5 million, and commenced principal operations. On February 7, 2014, the ownership of such shares was transferred to ARC Properties Operating Partnership, L.P. (“ARCP OP”). In addition, the Company has special escrow provisions for residents of Pennsylvania and Washington, which have not been satisfied as of March 25, 2014, and therefore, the Company has not accepted subscriptions from residents of Pennsylvania and Washington.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
Principles of Consolidation and Basis of Presentation
The Company and its wholly owned subsidiaries had not commenced principal operations as of December 31, 2013. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in and Valuation of Real Estate Assets
Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets will consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance will be expensed as incurred.
The Company will be required to make subjective assessments as to the useful lives of its depreciable assets. The Company will consider the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, will be depreciated or amortized on a straight-line basis. The estimated useful lives of the Company’s real estate assets by class will generally be as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term
The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related assets may not be recoverable. Impairment indicators that the Company will consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates, or other circumstances. When indicators of potential impairment are present, the Company will assess the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value will be determined using a discounted cash flow analysis and recent comparable sales transactions.
When developing estimates of expected future cash flows, the Company will make certain assumptions regarding future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease a property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of the Company’s real estate assets.
When a real estate asset is identified by the Company as held for sale, the Company will cease depreciation and amortization of the assets related to the property and estimate the fair value, net of selling costs. If, in management’s opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs.
Allocation of Purchase Price of Real Estate Assets
Upon the acquisition of real properties, the Company will allocate the purchase price of such properties to acquired tangible assets, consisting of land, buildings, improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition related expenses will be expensed as incurred. The Company will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). The Company will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to the Company’s management, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

The fair values of above market and below market leases will be recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities, respectively. Above market lease values will be amortized as a reduction to rental income over the remaining terms of the respective leases. Below market lease values will be amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not the Company will expect a tenant to execute a bargain renewal option, the Company will evaluate economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, the Company’s relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease values relating to that lease would be recorded as an adjustment to rental income.
The fair values of in-place leases will include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income, which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in the Company’s consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
The Company will estimate the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable will initially be recorded at their estimated fair value as of the assumption date, and any difference between such estimated fair value and the mortgage note’s outstanding principal balance will be amortized to interest expense over the term of the respective mortgage note payable.
The determination of the fair values of the real estate assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could impact the Company’s results of operations.
Deferred Financing Costs
Deferred financing costs are capitalized and will be amortized on a straight-line basis over the term of the related financing agreement, which approximates the effective interest method. If a note payable is prepaid, any unamortized deferred financing costs related to the note payable would be expensed. There was no amortization of deferred financing costs during the period from February 26, 2013 to December 31, 2013, as the related financing agreement had not yet been executed.
Offering and Related Costs
CCI II Advisors funds all of the organization and offering costs on the Company’s behalf (excluding selling commissions and dealer manager fees) and may be reimbursed for such costs up to 2.0% of gross proceeds from the Offering. As of December 31, 2013, these costs were not included in the financial statements of the Company because such costs were not a liability of the Company until the subscriptions for the minimum subscription proceeds were received and accepted by the Company. When recorded by the Company, these offering costs, which include items such as legal and accounting fees, marketing and personnel, promotional and printing costs, will be recorded as a reduction of capital in excess of par value in the period in which they become payable.
Stockholder’s Equity
As of December 31, 2013, the Company was authorized to issue 490.0 million shares of common stock and 10.0 million shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On March 20, 2013, the Company sold 20,000 shares of common stock, at $10.00 per share, to a predecessor of CREI. The Company’s board of directors may amend the charter to authorize the issuance of additional shares of capital stock without obtaining shareholder approval. The par value of investor proceeds raised from the Offering will be classified as common stock, with the remainder allocated to capital in excess of par value. See Note 8 for an explanation of the status of the Offering.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

Distributions Payable and Distribution Policy
To the extent funds are available, the Company intends to pay regular distributions to stockholders. Distributions are paid to stockholders of record as of the applicable record dates.
The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001643836 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on January 14, 2014 and ending on March 31, 2014. In addition, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on April 1, 2014 and ending on June 30, 2014. As of December 31, 2013, the Company had no distributions payable as the Company had yet to commence its principal operations.
Redeemable Common Stock
Under the Company’s share redemption program, the Company’s requirement to redeem its shares is limited, among other things, to the net proceeds received by the Company from the sale of shares under the DRIP, net of shares redeemed to date. The Company will record amounts that are redeemable under the share redemption program as redeemable common stock outside of permanent equity in its consolidated balance sheets. As of December 31, 2013, the Company’s stockholder was not eligible to request the redemption of its shares as it had not held its shares for at least one year, and further, it is prohibited from redeeming the 20,000 shares representing the initial investment in the Company pursuant to the Company’s charter.
Revenue Recognition
Upon the acquisition of real estate assets, the Company expects certain properties will have leases where minimum rental payments increase during the term of the lease. The Company will record rental income for the full term of each lease on a straight-line basis. When the Company acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of this calculation. The Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in tenant reimbursement income in the period when such costs are incurred.
Income Taxes
The Company intends to qualify and make an election to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2014. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, and so long as it distributes at least 90% of its annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Earnings (Loss) Per Share
Earnings (loss) per share are calculated based on the weighted average number of common shares outstanding during each period presented. Diluted loss per share considers the effect of any potentially dilutive share equivalents, of which the Company had none for the period from February 26, 2013 to December 31, 2013.
NOTE 3 — COMMITMENTS AND CONTINGENCIES
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on its results of operations, financial condition or liquidity.
Environmental Matters
In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. In addition, the Company may acquire certain properties that are subject to environmental remediation. The Company intends to carry environmental liability insurance on its properties that will provide

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

limited coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. The Company is not aware of any environmental matters which it believes are reasonably possible to have a material effect on its results of operations, financial condition or liquidity.
NOTE 4 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and disposition of the assets of the Company; however there were no transactions which resulted in related party fees or expenses being incurred by the Company during the period from February 26, 2013 to December 31, 2013.
Offering
In connection with the Offering, CCC, the Company’s dealer manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. CCC intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 2.0% of gross offering proceeds before reallowance to participating broker-dealers will be paid to CCC as a dealer manager fee. CCC, in its sole discretion, may reallow all or a portion of its dealer manager fee to such participating broker-dealers. No selling commissions or dealer manager fees are paid to CCC or other broker-dealers with respect to shares sold pursuant to the DRIP.
All organization and offering expenses (excluding selling commissions and the dealer manager fees) are paid by CCI II Advisors or its affiliates and can be reimbursed by the Company up to 2.0% of aggregate gross offering proceeds. A portion of the other organization and offering expenses may be underwriting compensation. As of December 31, 2013, CCI II Advisors had paid organization and offering costs in connection with the Offering; however, these costs were not included in the financial statements of the Company because such costs were not a liability of the Company as subscriptions for the minimum subscription proceeds had not been received and accepted by the Company as of December 31, 2013. These costs may become payable as the Company raises proceeds in the Offering.
Acquisitions and Operations
CCI II Advisors, or its affiliates, will receive acquisition fees of up to 2.0% of: (1) the contract purchase price of each property or asset the Company acquires; (2) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (3) the purchase price of any loan the Company acquires; and (4) the principal amount of any loan the Company originates. In addition, the Company will reimburse CCI II Advisors or its affiliates for acquisition related expenses incurred in the process of acquiring a property or the origination or acquisition of a loan, so long as the total acquisition fees and expenses relating to the transaction do not exceed 6.0% of the contract purchase price.
The Company will pay CCI II Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (1) an annualized rate of 0.75% will be paid on the Company’s average invested assets that are between $0 to $2.0 billion; (2) an annualized rate of 0.70% will be paid on the Company’s average invested assets that are between $2 billion and $4.0 billion; and (3) an annualized rate of 0.65% will be paid on the Company’s average invested assets that are over $4.0 billion.
The Company will reimburse CCI II Advisors for the operating expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (1) 2.0% of average invested assets, or (2) 25.0% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse CCI II Advisors for personnel costs in connection with the services for which CCI II Advisors receives acquisition or disposition fees.
Liquidation/Listing
If CCI II Advisors or its affiliates provide a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of one or more properties, the Company will pay CCI II Advisors or its affiliates a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of the property, not to exceed 1.0% of the contract price of each property sold; provided, however, in no event may the disposition fee paid to CCI II Advisors or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. In addition, if CCI II Advisors or its affiliates provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of one or more assets other than properties, the Company may separately compensate CCI II Advisors at such rates and in such amounts as the Company’s board of directors, including a majority of the Company’s

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

independent directors, and CCI II Advisors agree upon, not to exceed an amount equal to 1.0% of the contract price of the asset sold.
If the Company is sold or its assets are liquidated, CCI II Advisors will be entitled to receive a subordinated performance fee equal to 15.0% of the net sale proceeds remaining after investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return. Alternatively, if the Company’s shares are listed on a national securities exchange, CCI II Advisors will be entitled to a subordinated performance fee equal to 15.0% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors. As an additional alternative, upon termination of the advisory agreement, CCI II Advisors may be entitled to a subordinated performance fee similar to the fee to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
NOTE 5 — ECONOMIC DEPENDENCY
Under various agreements, the Company has engaged or will engage CCI II Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CCI II Advisors and its affiliates. In the event that these companies are unable to provide the Company with these services, the Company would be required to find alternative providers of these services.
NOTE 6 — STOCKHOLDER’S EQUITY
As of December 31, 2013, the Company was authorized to issue 490.0 million shares of common stock and 10.0 million shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On March 20, 2013, the Company sold 20,000 shares of common stock, at $10.00 per share, to CHC. The ownership of such shares was transfered to Cole pursuant to a transaction whereby CHC merged with and into CREI, a wholly-owned subsidiary of Cole. On February 7, 2014, the ownership of such shares was transferred to ARCP OP. Pursuant to the Company’s charter, ARCP OP is prohibited from selling the 20,000 shares of the common stock that represents the initial investment in the Company for so long as Cole Capital remains the Company’s sponsor; provided, however, that ARCP OP may transfer ownership of all or a portion of these 20,000 shares of the Company’s common stock to other affiliates of the Company’s sponsor. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining shareholder approval. See Note 8 for a further explanation.
Distribution Reinvestment Plan
Pursuant to the DRIP, the Company allows stockholders to elect to have their distributions reinvested in additional shares of the Company’s common stock. The purchase price per share under the DRIP is $9.50 per share. The Company’s board of directors may terminate or amend the DRIP at the Company’s discretion at any time upon ten days prior written notice to the stockholders. During the year ended December 31, 2013, no shares were purchased under the DRIP.
Share Redemption Program
The Company’s share redemption program permits its stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.
The share redemption program provides that the Company will redeem shares of its common stock from requesting stockholders, subject to the terms and conditions of the share redemption program. The Company will limit the number of shares redeemed pursuant to the share redemption program as follows: (1) the Company will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds the Company receives from the sale of shares under the DRIP. In an effort to accommodate redemption requests throughout the calendar year, the Company intends to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds the Company receives from the sale of shares in the respective quarter under the DRIP.
During the term of the Offering, and until such time as the board of directors determines a reasonable estimate of the value of the Company’s shares, the redemption price per share (other than for shares purchased pursuant to the DRIP) will depend on

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

the price paid for the shares and the length of time the stockholder has held such shares as follows: after one year from the purchase date, 95% of the amount paid for each share; after two years from the purchase date, 97.5% of the amount paid for each share; and after three years from the purchase date, 100% of the amount paid for each share. During this time period, the redemption price for shares purchased pursuant to the DRIP will be the amount paid for such shares. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time the Company is engaged in an offering of shares, the per share price for shares purchased under the redemption program will always be equal to or lower than the applicable per share offering price.
Upon receipt of a request for redemption, the Company may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. If the Company cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares the Company may redeem during any quarter or year, the Company will give priority to the redemption of deceased stockholders’ shares. The Company next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining redemption requests on a pro rata basis. Following such quarterly redemption period, the unsatisfied portion of the prior redemption request must be resubmitted, prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.
The Company redeems shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for the Company to repurchase the shares in the month following the end of that fiscal quarter. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to the stockholders. During the year ended December 31, 2013, the Company did not redeem any shares under the share redemption program.
NOTE 7 — QUARTERLY RESULTS (UNAUDITED)
Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2013. In the opinion of management, the information for the interim period presented includes all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for each period.

	December 31, 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$—	$—	$—	$—
Operating loss	$—	$—	$(18,417)	$(81,467)
Net loss	$—	$—	$(18,417)	$(81,467)
Basic and diluted net loss per common share (1)	$—	$—	$(0.99)	$(4.39)
Distributions declared per common share	$—	$—	$—	$—

(1) Based on the weighted average number of shares outstanding as of December 31, 2013.
NOTE 8 — SUBSEQUENT EVENTS
ARCP Merger
On February 7, 2014, ARCP acquired Cole pursuant to a transaction whereby Cole merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of ARCP. ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. As a result of the ARCP Merger, ARCP indirectly owns and/or controls the Company’s external advisor, CCI II Advisors, the Company’s dealer manager, CCC, the Company’s property manager, CREI Advisors, and the Company’s sponsor, Cole Capital. Despite the indirect change of control that occurred for the Company’s advisor, dealer manager, property manager and sponsor as a result of the consummation of the ARCP Merger, such entities are expected to continue to serve in their respective capacities to the Company.
In connection with the ARCP Merger, Christopher H. Cole voluntarily resigned as a member of the board of directors and stepped down from his roles as the chairman, president and chief executive officer of the Company, effective as of February 7, 2014. This resignation was not a result of any disagreements with the Company on any matter relating to the Company’s

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
December 31, 2013

operations, policies or practices. In connection with such resignation, the board of directors appointed Nicholas S. Schorsch as a director, chairman, president and chief executive officer of the Company effective as of February 7, 2014.
Status of the Offering
Subsequent to December 31, 2013, the Company satisfied certain conditions of the Escrow Agreement and, on January 13, 2014, the Company issued approximately 275,000 shares of common stock to CREI in the Offering, resulting in gross proceeds of $2.5 million to the Company. Upon satisfaction of certain conditions of the Escrow Agreement, the Company commenced its principal operations. On February 7, 2014, the ownership of such shares was transferred to ARCP OP.
As of March 25, 2014, the Company had received $7.3 million in gross offering proceeds through the issuance of approximately 754,000 shares of its common stock in the Offering.
Credit Facility
Subsequent to December 31, 2013, CCI II OP entered into a secured credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, which provides for up to $100.0 million in available borrowings (the “Credit Facility”). Additionally, CCI II OP entered into a $10.0 million subordinate revolving line of credit with Series C, LLC, an affiliate of the Company’s advisor (the “Series C Loan”).
The Credit Facility will bear interest at rates depending upon the type of loan specified by CCI II OP. For a eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by CCI II OP, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.90% at a Leverage Ratio of 50.0% or less to 2.75% at a Leverage Ratio greater than 65.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (1) JPMorgan Chase’s Prime Rate; (2) the Federal Funds Effective Rate(as defined in the Credit Agreement) plus 0.50%; or (3) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement) plus 1.0% plus the applicable rate (the “Base Rate Applicable Rate”). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50.0% or less to 1.75% at a Leverage Ratio greater than 65.0%. The Series C Loan bears interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears.
The Credit Facility matures on January 13, 2017; however, CCI II OP may elect to extend the maturity date to January 13, 2019 subject to satisfying certain conditions described in the Credit Agreement. The Series C Loan matures on January 13, 2015. As of March 25, 2014, CCI II OP had $16.8 million outstanding under the Credit Facility and $2.9 million under the Series C Loan. Based on the underlying collateral pool, no amounts were available under the Credit Facility and approximately $7.1 million was available for borrowing under the Series C Loan as of March 25, 2014.
Investment in Real Estate Assets
Subsequent to December 31, 2013, the Company, through CCI II OP, acquired one property, consisting of approximately 84,000 gross rentable square feet of corporate office space for a purchase price of $24.0 million. The acquisition was funded through the use of proceeds from the Offering and proceeds from the Credit Facility and the Series C Loan. Acquisition related expenses totaling $480,000 were expensed as incurred.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $ ________________ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500)

☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D *or* complete the separate simplified Additional Subscription Agreement)

Existing Account # ________________

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

________________ ☐ Checking ☐ Savings

Financial Institution

____

Routing/Transit #

____

Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐ Individual Ownership (one signature required)

☐ Joint Tenants with Right of Survivorship (all parties must sign)

☐ Community Property (all parties must sign)

☐ Tenants-in-Common (all parties must sign)

☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

____

Name of Trust

____

Date of Trust — Tax ID # (if applicable)

☐ Transfer on Death (fill out TOD Form to effect designation)

☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ________________

Custodian for (minor's name) ________________

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐ Other (specify)

____

2. Qualified Registration

☐ Traditional IRA

☐ Roth IRA

☐ Keogh Plan

☐ Simplified Employee Pension/Trust (S.E.P.)

☐ Pension or Profit Sharing Plan (exempt under 401(a))

☐ Non-custodial ☐ Custodial

____

Plan Name — Tax ID #

☐ Other (specify)

____

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

____

Name

____

Street/PO Box

____

City — State — Zip

____

Custodian Tax ID # (provided by Custodian)

____

Custodian or Clearing Firm/Platform Account #

____

Custodian Phone

B-1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #
Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

- ☐ Reinvest pursuant to Distribution Reinvestment Plan
- ☐ Send to Custodial Account (listed in Section B-3)
- ☐ Mail to Address of Record (Non-custodial accounts only)
- ☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Payee Name

Account #

Mailing Address

City State Zip

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

B-2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____ | _____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

_____ | _____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____ | _____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____ | _____ 4. I (we) acknowledge that the shares are not liquid.

_____ | _____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

_____ | _____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

_____ | _____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____ | _____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____ | _____ 9. For **Kentucky, Michigan, and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____ | _____ 12. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____ | _____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____ | _____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature _____ Date _____ Custodian Signature _____ Date _____

Co-Investor's Signature _____ Date _____

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

B-3

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ______________________
Name of Registered Representative

______________ ______________
Representative ID # Phone

____
Mailing Address

____
City State Zip

____
Email Address

b. ______________________
Name of Broker-Dealer

____
Representative CRD #

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.
ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ______________________
Name of RIA Representative

____
Mailing Address

____
City State Zip

____
Phone

____
Email Address

b. ______________________
Name of RIA Office

____
RIA IARD #

____
Name of Clearing Firm

____
Name of Broker-Dealer (if applicable)

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

____
Signature of Registered or RIA Representative

____
Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCIT II
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCIT II
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved
CCIT2-AGMT-02(04-14) B-4

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™

866.907.2653

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ________________ (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

______________________ ☐ Checking ☐ Savings

Financial Institution

______________________ ______________________

Routing/Transit # Account #

B REGISTRATION INFORMATION

______________________ ______________________

Existing Account Registration (name of Account) SSN or Tax ID #

____

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

____|____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

____|____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

____|____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____|____ 4. I (we) acknowledge that the shares are not liquid.

____|____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

____|____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

____|____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

____|____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

C-1

INVESTOR | CO-INVESTOR

_____ | _____ 9. For **Kentucky, Michigan and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____ | _____ 12. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____ | _____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____ | _____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ____________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ____________ Date ____________ Custodian Signature ____________ Date ____________

Co-Investor's Signature ____________ Date ____________

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative ____________ Representative and Branch ID # ____________

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative ____________ RIA IARD # ____________

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ____________ Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ____________

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCIT II
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCIT II
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCIT2-AI-02 (04-14) C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ______________ **COLE CREDIT PROPERTY TRUST V, INC.**

☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account # ______________
☐ Check if amount is estimated

b. $ ______________ **COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.**

☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account # ______________
☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

____
Financial Institution

☐ Checking ☐ Savings

____
Routing/Transit #

____
Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

____
Name of Trust

____
Date of Trust Tax ID # (if applicable)

☐ Transfer on Death (fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ______________

Custodian for (minor's name) ______________

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
☐ Other (specify)

____

2. Qualified Registration

☐ Traditional IRA
☐ Roth IRA
☐ Keogh Plan
☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

____
Plan Name Tax ID #

☐ Other (specify)

____

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

____
Name

____
Street/PO Box

____
City State Zip

____
Custodian Tax ID # (provided by Custodian)

____
Custodian or Clearing Firm/Platform Account #

____
Custodian Phone

D-1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City | State | Zip

Phone | Business Phone

Email Address

SSN or Tax ID | Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City | State | Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City | State | Zip

Phone | Business Phone

SSN or Tax ID | Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID
Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Payee Name

Account #

Mailing Address

City | State | Zip

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)
☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

D-2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

D-3

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ____________ Date ____________ Custodian Signature ____________ Date ____________

Co-Investor's Signature ____________ Date ____________

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. ____________ Name of Registered Representative

Representative ID # ____________ Phone ____________

Mailing Address ____________

City ____________ State ____________ Zip ____________

Email Address ____________

b. ____________ Name of Broker-Dealer

Representative CRD # ____________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. **ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. ____________ Name of RIA Representative

Mailing Address ____________

City ____________ State ____________ Zip ____________

Phone ____________

Email Address ____________

b. ____________ Name of RIA Office

RIA IARD # ____________

Name of Clearing Firm ____________

Name of Broker-Dealer (if applicable) ____________

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ____________

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ____________

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT 3-AGMT-01(03-14) D-4

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/ or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ____________ **COLE CREDIT PROPERTY TRUST V, INC.** (minimum $1,000) ☐ Check if amount is estimated

b. $ ____________ **COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.** (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

Financial Institution ____________ ☐ Checking ☐ Savings

Routing/Transit # ____________ Account # ____________

B REGISTRATION INFORMATION

Existing Account Registration (name of Account) ____________ SSN or Tax ID ____________

Existing Account # ____________

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

E-1

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other direct participation investments does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

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C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ______________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature Date

Custodian Signature Date

Co-Investor's Signature Date

You should not invest a in Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative

Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative

RIA IARD #

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

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ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT-3-AI-01 (03-14) E-4

CCIT2-SUP-08